EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated January 11, 2011, relating to the consolidated balance sheets of Clicker Inc. and the related consolidated statements of operations, shareholders’ deficit and cash flows for the years then ended, which appears in Clicker Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 13, 2011.

By:       /s/ KABANI & COMPANY, INC.
            Kabani & Company, Inc.
Certified Public Accountants

Los Angeles, California
February 17, 2011